UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 11, 2025, Ocugen, Inc. (“Ocugen” or the “Company”), entered into an Exclusive License Agreement (the “Agreement”) with Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”), pursuant to which Kwangdong was granted an exclusive, non-sublicensable, royalty-bearing license to (i) import, export, distribute, use, have used, keep, sell, have sold, or offer for sale, including to research, develop, commercialize, register, modify, enhance, improve, or otherwise exploit OCU400 (the “licensed product”)—Ocugen’s novel modifier gene therapy for retinitis pigmentosa (“RP”) in the Republic of Korea (“the Territory”) and (ii) to use the trademark selected by Ocugen in the Territory solely in connection with OCU400 in gene therapy for the treatment of RP in humans.

Kwangdong will have sole control over preparing, filing and maintaining regulatory submissions and communicating with regulatory authorities in the Territory. Kwangdong has agreed to use commercially reasonable efforts to develop, seek, register and obtain regulatory approval for the licensed product in the Territory. The Company will own the global safety database with respect to the licensed product.

Under the Agreement, the Company will receive (i) $1 million in upfront license fees; (ii) up to $6.5 million upon the achievement of certain regulatory and development milestones; and (iii) payments upon achievement of certain sales milestones of $1.5 million for every $15 million of sales in the Territory. Additionally, Ocugen will receive a royalty of 25% on net sales of the licensed product generated by Kwangdong. Ocugen will manufacture the commercial supply of the licensed product under the terms of a supply agreement.

The Agreement and the licenses granted thereunder, shall continue in force until the last to occur of: (a) the 20 year anniversary of the date of the first commercial sale of the licensed product in the Territory; (b) the expiration of the last valid claim of a patent right within the licensor patent rights in the Territory; and (c) the expiration of the all exclusive marketing rights or data exclusivity rights conferred by any regulatory authority for the licensed product in the Territory, and on such date the Agreement and the licenses granted thereunder shall terminate automatically. In addition, the agreement contains customary termination provisions in the event of an uncured material breach or upon certain corporate actions, including bankruptcy, receivership, or liquidation.

The foregoing summary of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which will be filed as an exhibit in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated benefits to Ocugen of the definitive license agreement, qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, which are subject to risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included herein are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risks that the license agreement with Kwangdong will not lead to the current anticipated benefits to Ocugen, the risks that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; the ability of OCU400 to perform in humans in a manner consistent with nonclinical or preclinical study data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing of may not be predictive of the results or success of later clinical trials; and that that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that the Company files with the SEC. Any forward-looking statements contained herein represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocugen, Inc.
Date: September 15, 2025
	By:	/s/ Shankar Musunuri
	Name:	Shankar Musunuri
	Title:	Chairman, Chief Executive Officer, & Co-Founder